Exhibit 99.3

GD Culture Group’s Portfolio Company DigiTrax Releases its Patented AI Music Production Tool KR38R PRO

NEW YORK, Nov. 22, 2023 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), a Nevada holding company conducting business through its subsidiaries AI Catalysis Corp. (“AI Catalysis”), today announced that its portfolio company, DigiTrax Entertainment, Inc., (“DigiTrax”), a music company at the forefront of transforming the music industry by pioneering the use of artificial intelligence (AI) solutions, has released its first AI music production software plugin tool, KR38R PRO (“Creator”). The launch heralds the release of a serious of DigiTrax’s patented AI-powered products, with a vision to leverage the technology to reshape the future of music, revolutionize music creation, and redefine music experiences.

After seven years of dedicated efforts in human-AI collaboration, KR38R PRO is built upon a total of seven DigiTrax’s patents on AI-powered music composition to provide instantaneous creative possibilities to songwriters and musicians. The Creator has been trained on music theory to fully understand the music language of songwriters and musicians. It is equipped with essential parameters such as key, chord sequences, beats per bar, and more to prompt the composition engine. KR38R PRO seamlessly integrates into existing creation workflows and is compatible with many leading digital audio workstations, including Pro Tools, Ableton, Cubase, and FL Studio.

KR38R PRO empowers musicians by streamlining the composition process while ensuring complete control over their productions. Based on its tiered subscription service, Creator makes the whole production process easier with the offering of its add-on downloadable STUDIO and SOUND PACKS featuring full session files, instruments, sounds, MIDI, and presets for Hip-Hop, EDM, Pop, and Country genres.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company, commented, “We’re proud to announce the launch of DigiTrax’s latest product KR38R PRO, which showcasing our commitment to exploring new frontiers in AI-driven technologies. KR38R PRO aims to empower users in today’s highly competitive music industry by expediting their creative process. The application of this state-of-the-art technology is expected to have revolutionary impact to the industry, unleashing enormous possibilities and values for artists and labels. The launch of KR38R PRO signifies the start of a series of DigiTrax’s patented AI-empowered music technology releases. We anticipate unveiling more products in 2023 and 2024. We believe that this series of products will cater to the needs of established artists, music stakeholders and entertainment technophiles, strengthen the competitiveness of our users in the ever-evolving entertainment industry, and create substantial value for our shareholders.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada holding company currently conducting business through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”). The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

About DigiTrax Entertainment, Inc.

DigiTrax Entertainment, Inc. is a music technology company that uses artificial intelligence to develop new ways of creating and experiencing music. The company has developed a patented AI process that leverages evolutionary algorithms trained on music theory as the key innovation of the KR38R platform. The platform leverages AI for new music creation and to help artists and music labels unlock additional value from existing content. DigiTrax Entertainment, Inc. is currently participating in the NVIDIA Inception and Intel AI Partner Programs. https://digitrax.ai/

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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